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                                                                  EXHIBIT 10(ee)

                          ALEXANDER ENERGY CORPORATION

                          SPECIAL SEVERANCE AGREEMENT
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                          SPECIAL SEVERANCE AGREEMENT

         SPECIAL SEVERANCE AGREEMENT (the "Agreement") entered into between Alexander Energy Corporation, an Oklahoma corporation (the "Company"), and ___________________, an individual (the "Employee"), dated this 8th day of December, 1994 (the "Effective Date" ).

         WHEREAS, the Company deems the services of the Employee to be of great and unique value to the business of the Company and the Company desires to assure both itself of continuity of management and the Employee of continued employment; and

         WHEREAS, the Employee is a key management employee or professional employee of the Company and is presently making and is expected to continue making substantial contributions to the Company; and

         WHEREAS, it is in the best interests of the Company and its shareholders to induce the Employee to remain in the employ of the Company; and

         WHEREAS, the Employee presently is serving in his/her employment capacity with the Company; and

         WHEREAS, the Company desires to provide an additional inducement for the Employee to remain in the employ of the Company as hereinafter provided by providing to him/her additional amounts of compensation as provided in this Agreement in the event of his/her termination of employment for the reasons specified herein.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee and the Company hereby agree as provided below.

         1. Operation of Agreement. The purpose of this Agreement is to provide to the Employee additional amounts of compensation as provided in this Agreement in the event of his/her termination of employment for the reasons specified herein. Accordingly, the Company and the Employee have entered into this Agreement in accordance with the terms and provisions herein to provide for such protection to the Employee.

                 (a) "Effective Date." The Effective Date shall be the first date during the "Change of Control Period" (as defined below) on which a Change of Control (as defined below) occurs. Anything in this Agreement to the contrary notwithstanding, if the Employee's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a
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Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

                 (b) "Change of Control period." Change of Control Period is the period commencing on the date hereof and ending on the earlier to occur of (i) the second anniversary of such date or (ii) the first day of the month next following the Employee's attainment of age 65 ("Normal Retirement Date"); provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date" ), the Change of Control Period shall be automatically extended so as to terminate on the earlier of (i) two years from such Renewal Date or (ii) the first day of the month coinciding with or next following the Employee's Normal Retirement Date, unless at least 60 days prior to the Renewal Date, the Company shall give notice that the Change of Control Period shall not be so extended.

                 (c) Definition of Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:

                          (i)     The acquisition in a transaction or a series
of transactions by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities and Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, any employee benefit plan of the Company or its subsidiaries) which acquires beneficial ownership of voting securities of the Company with the approval of a majority of the Incumbent Board (as defined below) of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities; provided, however, that any acquisition of beneficial ownership of common stock or voting securities of the Company which would otherwise come within this Section 1(c)(i) shall not be deemed to be a change of control if a majority of the Incumbent Board determines (either before or within twenty (20) business days after such acquisition) that such acquisition has not caused a "change of control" to occur; provided further, if acquisition of securities as described in this Section 1(c)(i) is 40% or more, such acquisition shall be deemed to be a "change of control" and the Board shall have no right to make a determination that a "change of control" has not occurred.

                          (ii)    Individuals who, as of the date hereof,
constitute the Board of Directors of the Company (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, appointment,




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or nomination for election by the Company's shareholders, was approved by a vote of a majority of the directors comprising the Incumbent Board (other than an election, appointment or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                          (iii)   Approval by the stockholders of the Company
of a reorganization, share exchange, merger or consolidation, in each case, with respect to which the stockholders of the Company do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

                 2. Agreement Not Employment Contract. This Agreement shall be considered solely as a "severance agreement" obligating the Company to pay to the Employee certain amounts of compensation in the event and only in the event of his termination of employment after the Control Date for the reasons and at the times specified herein. Apart from the obligation of the Company to provide the amounts of additional compensation as provided in this Agreement, the Company shall at all times retain the right to terminate the employment of the Employee since the obligation of the Company to the Employee shall only be considered as an employment relationship which exists between the Company and the Employee which may be terminated at will by either party subject to the obligation of the Company to make payment as provided in this Agreement.

                 3. Termination. Except as provided in Section 5 hereof, this Agreement shall terminate upon the first to occur of the following events.

                          (a)     Death. The date of death of the Employee.

                          (b)     Cause. The termination of the Employee's
employment by the Company for "Cause." For purposes of this Agreement, termination of the Employee's employment by the Company for Cause shall mean termination for one of the following reasons: (i) if the Employee shall be mentally or physically disabled from properly and fully performing his duties and responsibilities hereunder for a period of 120 consecutive days, or 180 days, even though not consecutive, within any 360 day period, all as determined by the board in good faith and supported by medical evidence; (ii) the conviction of the Employee of a felony by a federal or state court of competent jurisdiction; (iii) an act or acts of dishonesty taken by the Employee and intended to result in substantial personal enrichment of the Employee at the material




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expense of the Company; or (iv) the Employee's "willful" failure to follow direct, reasonable, lawful written order from his supervisor, within the reasonable scope of the Employee's duties, which failure is not cured within 30 days. Further, for purposes of this Section (b):

                                  (1)      No act or failure to act, on the
Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Company.

                                  (2)      The Employee shall not be deemed to
have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4ths) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth in clauses (i), (ii), (iii) or (iv) in Section 3(b) above and specifying the particulars thereof in detail.

                          (c)     Good Reason. The termination of the
Employee's employment by the Employee for Good Reason. For purposes of this Agreement, "Good Reason" means:

                                  (i) (1)  the assignment to the Employee of
                 any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities or (2) any other action by the Company which results in a diminishment in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company promptly after receipt of written notice thereof given by the Employee.

                                  (ii) the Company's requiring the Employee to be based at any office or location other than that at which the Employee is based at the Effective Date which is greater than 25 miles from such office or location, except for travel reasonably required in the performance of the Employee's responsibilities;

                                  (iii) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

                          (d)     Failure to Extend Agreement. The Company
gives notice of its intent not to extend the Change of Control Period as provided in Section 1 hereof.




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                 4.       Notice of Termination. Any termination of employment
by the Company for Cause or by the Employee for Good Reason as provided in
Section 3, above, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice).

                 5. Obligations of the Company Upon Termination Following Change of Control. If (i) within 24 months after the Effective Date the Company shall terminate the Employee's employment for any reason other than for Cause or death, or (ii) within 24 months of the Effective Date the employment of the Employee shall be terminated by the Employee for Good Reason, then, upon the occurrence of either event as described in clauses (i) and (ii), the Company shall pay to the Employee in a lump sum, in cash, within 30 days after the date of termination of employment an amount equal to the lesser of (i) 24 times the Base Compensation Rate (defined below) or (ii) 2.99 times the Employee's "base amount" (as such term is defined by Section 280G of the Code, on the Effective Date. "Base Compensation Rate" shall mean the monthly rate of compensation of the Employee (before any reductions for income or employment tax withholding and before salary deferrals on account of contributions made pursuant to either Sections 401(k) or 125 of the Code, if applicable) in effect as of the Effective Date hereof or such rate as increased but not reduced) from the Effective Date hereof until the Effective Date. The Employee's Base Compensation Rate as of the Effective Date of this Agreement is the monthly rate of salary, payable bi-weekly. Provided, in the event the Employee has not attained his Normal Retirement Date as of the Effective Date, and if his Normal Retirement Date would occur within 24 months of his Effective Date assuming the Employee continued in the employ of the Company until his Normal Retirement Date and then retired, then, in such event, the aforesaid factor "24" shall be reduced to equal the number of months (partial months shall be considered as a whole month) remaining between the Effective Date and the Employee's Normal Retirement Date. Provided further, if the Employee has attained his Normal Retirement Date on the Effective Date, then, the factor "24" as used in this
Section 5 shall be reduced to zero, and such Employee shall be entitled to no payment under this Agreement.

                 6.       Certain Additional Payments by the Company.

                          (a) Anything in this Agreement to the contrary
notwithstanding, in the event it shall be determined that any




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payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise including, by example and not by limitation, acceleration of the date of vesting or payment or rate of payment under any plan, program or arrangement of the Company (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                          (b)     Subject to the provisions of Section 6(c),
all determinations required to be made under this Section 6, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by Ernst & Young (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the date of termination, if applicable, or such earlier time as is requested by the Company. The initial Gross-Up Payment, if any, as determined pursuant to this Section 6(b), shall be paid to the Employee within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 6(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

                          (c)     The Employee shall notify the Company in
writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of




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the 30-day period following the date on which it gives such notice to the
Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                                  (i)      give the Company any information
reasonably requested by the Company relating to such claim,

                                  (ii)     take such action in connection with
contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                                  (iii)    cooperate with the Company in good
faith in order effectively to contest such claim,

                                  (iv)     permit the Company to participate in
any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and




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the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                          (d)     If, after the receipt by the Employee of an
amount advanced by the Company pursuant to Section 6(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 6(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to
Section 6(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                 7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any stock option or other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the date of termination of employment shall be payable in accordance with such plan or program.

                 8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement.

                 9. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts




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by the Employee or his representatives in violation of this Agreement). After termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.

                 10.      Successors.

                          (a)     This Agreement is personal to the Employee
and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

                          (b)     This Agreement shall inure to the benefit of
and be binding upon the Company and its successors and assigns.

                          (c)     The Company will require any successor
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                 11. Indemnification. The Employee shall be indemnified and held harmless by the Company during the term of this Agreement and following any termination of this Agreement for any reason whatsoever in the same manner as would any other key management employee of the Company with respect to acts or omissions occurring prior to (a) the termination of this Agreement or (b) the termination of employment of the Employee. Provided, in no event will the obligation of the Company to indemnify the Employee under this
Section 11 be less than the obligation which the Company had to the Employee immediately prior to the occurrence of a Change of Control.

                 12.      Miscellaneous.

                          (a)     This Agreement shall be governed by and
construed in accordance with the laws of the State of Oklahoma, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall




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have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                          (b)     All notices and other communications
hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Employee:

If to the Company:        Alexander Energy Corporation
                          701 Cedar Lake Boulevard
                          Oklahoma City, Oklahoma 73114

                          Attn:   Bob G. Alexander, President
                                  and Chief Executive Officer

With a copy to:           McAfee & Taft A Professional Corporation
                          10th Floor, Two Leadership Square
                          Oklahoma City, Oklahoma 73102

                          Attention:       Jerry A. Warren, Esq.

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                          (c)     The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                          (d)     The Company may withhold from any amounts
payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                          (e)     The Employee's failure to insist upon strict
compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

                          (f)     This Agreement contains the entire
understanding of the Company and the Employee with respect to the subject matter hereof.

                          (g)     The Employee and the Company acknowledge that
the employment of the Employee by the Company is "at will," and, prior to the Effective Date, may be terminated by either the




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Employee or the Company at any time. Upon a termination of the Employee's employment or upon the Employee's ceasing to be an officer of the Company, in each case, prior to the Effective Date, there shall be no further rights under this Agreement.

                 IN WITNESS WHEREOF, the Employee has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                          ____________________________________
                                                      "Employee"

                                          ALEXANDER ENERGY CORPORATION, an
                                          Oklahoma corporation

                                          By _________________________________
                                             Bob G. Alexander, President
                                             and Chief Executive Officer

                                                      "COMPANY"




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